EXHIBIT 99.2

SolarMax Technology, Inc. Announces Closing of Initial Public Offering

Riverside, CA, February 29, 2024 –SolarMax Technology, Inc. (“SolarMax” or the “Company”) (Nasdaq SMXT), an integrated solar energy company, today announced the closing of its initial public offering of 4,500,000 shares of common stock at an initial public offering price of $4.00 per share. Gross proceeds were $18 million, prior to deducting the underwriting discounts, commissions and offering expenses payable by the Company. In addition, SolarMax has granted the underwriters a 45-day option to purchase an additional 675,000 shares of common stock at the initial public offering price, less underwriting discounts and commissions, to cover over-allotments. The common stock began trading on The Nasdaq Global Market on February 27, 2024 under the symbol SMXT.

Kingswood, a division of Kingswood Capital Partners, LLC (“Kingswood”), is acting as sole bookrunner for the offering.

The offering was made only by means of a prospectus. A copy of the final prospectus relating to the offering, when available, may be obtained on the SEC’s website at www.sec.gov and from Kingswood, by email at lciervo@kingswoodus.com or by calling 561-961-0505 or standard mail at Kingswood Capital Partners, LLC, 7280 W Palmetto Park Rd., Suite 301, Boca Raton, FL 33433.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About SolarMax Technology Inc.

SolarMax is an integrated solar and renewable energy company. A solar energy system retains the direct current (DC) electricity from the sun and converts it to alternating current (AC) electricity that can be used to power residential homes and commercial businesses. The solar business is based on the ability of the users of solar energy systems to save on energy costs and reduce their carbon imprint as compared with power purchased from the local electricity utility company. SolarMax was founded in 2008 to engage in the solar business in the United States and commenced operations in China in 2016. SolarMax’s United States operations primarily consist of the sale and installation of photovoltaic and battery backup systems for residential and commercial customers and sales of LED systems and services to government and commercial users. SolarMax’s China operations consist primarily of identifying and procuring solar farm projects for resale to third parties and performing EPC services primarily for solar farm projects. All of SolarMax’s revenues for 2022 and 2023 has been generated by its United States operations.

SolarMax’s website is www.solarmaxtech.com. Any information contained on, or that can be accessed through, our website or any other website or any social media is not a part of this press release.

About Kingswood

Kingswood U.S., part of the Kingswood Group, is a network of wealth management firms that includes SEC-registered investment advisors and a FINRA-licensed broker-dealer, Kingswood offers investment banking and advisory services along with comprehensive wealth management and business-building services, designed specifically for the independent financial advisor. Together with its parent company, the Kingswood Group has more than $13 billion in assets under management, and 400 registered individuals. Kingswood combines the resources and capital of a large financial services firm with the personalized touch and feel of a boutique company. Kingswood has earned a reputation as a firm built for advisors by advisors.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company's strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company's actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements are subject to risk and uncertainties, including, but not limited to, those described in “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” in the Registration Statement on Form S-1 filed with the SEC (Reg. No. 333-266206) and the final prospectus dated February 27, 2024. SolarMax undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Contact:

For more information, contact:

Stephen Brown, CFO

(951) 300-0711

[replace Steve’s name with IR contact or include Steve and add IR contact]

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